ADVANCED VOICE RECOGNITION SYSTEMS, INC.

$9,000                                                                                                 September 24, 2018

FOR VALUE RECEIVED, Advanced Voice Recognition Systems, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Walter Geldenhuys (“Geldenhuys”), in lawful money of the United States at the address of the Payee set forth below, the principal amount of $9,000 (Nine Thousand and No/One Hundred Dollars), together with Interest (as defined in Section 1 below).

1.            Interest.  Interest shall accrue on the principal amount advanced pursuant to this Note at the rate of 4% per annum commencing on the date of this Note.

2.            Maturity.  The entire balance of principal advanced and accrued interest and other amounts then outstanding on this Note are due and payable on September 24, 2019 (the “Maturity Date”).  Upon the occurrence of an Event of Default (as hereinafter defined), all unpaid principal advanced and accrued Interest on this Note shall immediately become due.

3.                  Application of Payments.

3.1.        Except as otherwise expressly provided herein, each payment under this Note shall be applied (i) first to the repayment of any sums incurred by Payee for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of Interest, and (iii) then to the reduction of the principal.

3.2.        Upon payment in full of the principal of, and accrued and unpaid Interest on, this Note, this Note shall be marked "Paid in Full" and returned to the Company.

4.            Prepayment.  This Note may be prepaid in part or in full at any time.

5.            Events of Default.  The occurrence of any of following events (each an “Event of Default”) shall constitute an Event of Default of the Company:

5.1.        A failure by the Company to make any payment under this Note when due which shall not have been cured within 30 days of notice from the Payee specifying the alleged failure; or

5.2.        The application for the appointment of a receiver or custodian for the Company or the property of the Company not made by the Payee, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, or (iii) any assignment for the benefit of creditors by or against the Company.

6.            Miscellaneous.

6.1.        Successors and Assigns.  Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, representatives, successors and assigns of the parties.  Neither the Payee nor the Company may assign this Note without the consent of the other party.

6.2.        Titles and Subtitles.  The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

6.3.        Notices.  Any notice, request, consent or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

                        ifto the Company to:

Advanced Voice Recognition Systems, Inc.

c/oDiana Jakowchuk

7659 E. Wood Drive

Scottsdale, AZ  85260

                        if to Payee to:

WalterGeldenhuys

112 E. Spruce Street

Mitchell, SD  57301

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed.  All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

6.4.        Governing Law.  The terms of this Note shall be construed in accordance with the laws of the State of Nevada.

6.5.        Waiver and Amendment.  Any term of this Note may be amended, waived or modified with the written consent of the Company and Payee of this Note.

6.6.        Remedies; Attorneys Fees.  No delay or omission by Payee in exercising any of his rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Payee and the Company or any other person shall be deemed a waiver by Payee of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee.  The rights and remedies of Payee described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.  If an Event of Default occurs, the Company agrees to pay, in addition to the principal and Interest payable hereunder, reasonable attorneys’ fees and any other reasonable costs incurred by Payee in connection with his pursuit of his remedies under this Note.

6.6.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the Effective Date.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

By:       ________________________

            Name:Walter Geldenhuys

           Title:     Director and Authorized Signatory

ACKNOWLEDGED AND AGREED:

WalterGeldenhuys, Individually